UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 17, 2015

FEDERAL HOME LOAN MORTGAGE CORPORATION (Freddie Mac)
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	001-34139	52-0904874
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8200 Jones Branch Drive, McLean, Virginia		22102-3110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-903-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On March 17, 2015, Freddie Mac (formally known as the Federal Home Loan Mortgage Corporation) instructed servicers to re-modify certain mortgages previously modified under the Home Affordable Modification Program ("HAMP") to reduce the risk of re-defaults as scheduled interest rate adjustments under the HAMP program begin.

Launched as part of President Obama’s Making Home Affordable initiative in 2009, HAMP is designed to reduce monthly principal and interest payments to 31 percent of an eligible borrowers’ gross monthly income through a combination of mortgage term or interest rate changes and forbearance. Under HAMP, interest rates on modified step rate mortgages are fixed for five years and then increase in steps by as much as one percent a year until they match the market rate that was in effect when the borrower’s HAMP modification took effect.

This new initiative includes the following:

• Freddie Mac has directed servicers to start evaluating borrowers on July 1, 2015 for their eligibility for a streamlined modification if they become 60 days delinquent within 12 months after a step rate increase to their HAMP modified mortgage’s interest rate.

• Freddie Mac has also directed servicers to evaluate borrower response packages for a standard modification if they are current or less than 60 days delinquent to determine if they face imminent default as the result of a HAMP mortgage rate reset made within the past 12 months. To be considered in imminent default, borrowers must have less than $25,000 in cash reserves and indicate they are having difficulty making the increased mortgage payment.

• Freddie Mac is encouraging servicers to implement the initiative as quickly as possible to reduce the risk of borrower re-defaults. However, servicers must implement the initiative to begin re-modification evaluations by July 1, 2015.

Freddie Mac will repurchase mortgages that are modified under this initiative from its related Mortgage Participation Certificates (PCs). This may cause certain HAMP Modified Step Rate PCs to experience corresponding prepayments in the amount of the then unpaid principal balance of such mortgages and may potentially have a material effect on certain outstanding Freddie Mac REMIC classes backed by such HAMP Modified Step Rate PCs by increasing their prepayment speeds.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN MORTGAGE CORPORATION (Freddie Mac)

March 17, 2015	By:	Kevin I. MacKenzie

Name: Kevin I. MacKenzie
Title: Vice President & Deputy General Counsel - Corporate Securities